UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 02, 2026

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

Termination of License Agreement with Bio Palette Co., Ltd. – Activation of Standby License from Kobe University

On March 2, 2026 (the “Termination Date”), Beam Therapeutics Inc. (the “Company”) and Bio Palette Co., Ltd. (“Bio Palette”) mutually terminated the License Agreement by and between the Company and Bio Palette dated March 27, 2019 (the “License Agreement”) in connection with the planned dissolution of Bio Palette. The License Agreement was mutually terminated pursuant to a Termination Agreement by and between the Company and Bio Palette dated as of the Termination Date (the “Termination Agreement”).

Prior to the execution of the Termination Agreement, Bio Palette and Kobe University (“Kobe”) mutually terminated their License Agreement dated May 9, 2017 (the “Kobe-Bio Palette License”), which rendered effective a standby license granted by Kobe to the Company pursuant to the Standby License Agreement between the Company, Bio Palette and Kobe, dated February 9, 2026 (the “Standby License Agreement”). As previously reported, under the Standby License Agreement, to ensure the Company had a continued license in the event of a termination of the Kobe-Bio Palette License, Kobe directly granted the Company an exclusive (even as to Kobe and its affiliates) license of the same scope as the license granted to the Company pursuant to the License Agreement to practice certain of the patents licensed to the Company under the License Agreement, which were licensed to Bio Palette directly from Kobe under the Kobe-Bio Palette License.

Under the License Agreement, the Company (i) received an exclusive, royalty bearing license under certain patent rights related to base editing owned or controlled by Bio Palette to exploit products for the treatment of human disease throughout the world, but excluding products in the microbiome field in Asia and (ii) granted Bio Palette an exclusive, royalty bearing license under certain patent rights related to base editing and gene editing owned or controlled by the Company to exploit products in the microbiome field in Asia.

Pursuant to the Termination Agreement, effective as of the Termination Date, the License Agreement was terminated in its entirety and all of the rights and licenses granted by the parties under the License Agreement terminated in all respects. The Termination Agreement includes a customary mutual release of claims and, following the Termination Date, no future payments shall be due between the Company and Bio Palette under the Termination Agreement or License Agreement.

The foregoing summary of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1, filed on September 27, 2019 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beam Therapeutics Inc.

Date:	March 5, 2026	By:	/s/ John Evans
John Evans Chief Executive Officer